Exhibit 99.1

Blueprint Medicines Announces Appointment of Marion Dorsch, Ph.D. as Chief Scientific Officer and the Transition of Christoph Lengauer, Ph.D., MBA, to a  Newly Created Executive Vice President Role

-- Effective November 21, 2016 --

CAMBRIDGE, Mass., November 14, 2016 – Blueprint Medicines Corporation (NASDAQ: BPMC), a leader in discovering and developing targeted kinase medicines for patients with genomically defined diseases, today announced that Marion Dorsch, Ph.D., will succeed Christoph Lengauer, Ph.D., MBA, as Chief Scientific Officer, effective November 21, 2016. Dr. Dorsch will join the executive management team and will be responsible for setting the scientific strategy and priorities for Blueprint Medicines, as well as overseeing day-to-day research operations. Dr. Lengauer will transition to the role of Executive Vice President where he will drive an integrated approach to progressing Blueprint Medicines’ portfolio of investigational drugs.

“I am delighted to welcome Marion to Blueprint. She is a seasoned leader with a deep understanding of human biology and a wealth of experience identifying novel drug targets for cancer and rare genetic diseases, including significant experience in cancer immunology,” said Jeff Albers, Chief Executive Officer of Blueprint Medicines. “Her expertise driving drug discovery across both internal and partnered programs will be invaluable as we continue to explore the vast potential of kinase therapies. I am thrilled to have someone of Marion’s caliber and experience join our team,  and I look forward to her contributions as we expand our efforts to improve the lives of patients who need new treatment options.”

“Christoph’s passion, vision and insights have been critical to Blueprint Medicines’ success to date,  and I look forward to him bringing that same energy to his new role where he will continue to be a catalyst in the company’s success,” continued Mr. Albers.  “Christoph is renowned throughout the industry as an expert in precision medicine, and in his new position, Christoph will continue to inform our strategy as well as drive an integrated approach to moving our compounds from discovery through development at a critical time for Blueprint as we progress our broad pipeline.”

Dr. Dorsch joins Blueprint Medicines from Agios Pharmaceuticals, Inc. (Agios) where she served as Vice President of Biology. In this role, she was responsible for novel target validation, drug discovery, and biomarker strategy across Agios’ cancer, rare genetic diseases and immuno-oncology portfolios. During her tenure at Agios, Dr. Dorsch contributed to the successful advancement of several molecules targeting defined genetic lesions into clinical trials. Prior to joining Agios, Dr. Dorsch was the Director of Cancer Biology at Sanofi Oncology, where she oversaw drug discovery efforts. Earlier in her career, Dr. Dorsch served as research project leader for sonidegib (Odomzo), now approved in the U.S. and EU for the treatment of locally advanced basal cell carcinoma, at the Novartis Institutes for Biomedical Research and also worked in Inflammation Discovery at Millennium Pharmaceuticals. Dr. Dorsch  received her Ph.D. in Biology from the Free University of Berlin, Germany and was a postdoctoral fellow at Columbia University in New York.

“I am thrilled to join Blueprint Medicines at this exciting time,” said Dr. Dorsch. “The company’s novel drug discovery approach has demonstrated a unique ability to target both validated genomic drivers of disease, that have historically proven tough to address scientifically, as well as programs directed towards novel targets resulting from Blueprint’s genomic insights. I believe Blueprint Medicines has multiple potential opportunities to expand its pipeline, and I look forward to working with the company’s scientists to further leverage Blueprint’s proprietary compound library to evaluate the role of unexplored kinases in driving disease.”

“Marion and I worked together closely at both Novartis and Sanofi, and I cannot imagine anyone better suited to take on the role of Chief Scientific Officer at Blueprint Medicines. Marion is a talented scientist and an excellent leader, making her the perfect fit to direct and continue to build the science organization. I am personally very excited to have the opportunity to work with Marion again, and believe our complementary contributions will best position Blueprint in its mission to bring transformative medicines to patients,” said Dr. Lengauer.  “I am also thrilled to be staying intimately involved with Blueprint in a role that has the unique strategic imperative to integrate cross functional efforts across the exceptional talents throughout Blueprint and to balance our focus between the broad strategic view and day-to-day execution on our exciting pipeline of investigational drugs.”

About Blueprint Medicines

Blueprint Medicines is developing a new generation of targeted kinase medicines to improve the lives of patients with genomically defined diseases. The Company's approach is rooted in a deep understanding of the genetic blueprint of cancer and other diseases driven by the abnormal activation of kinases. Blueprint Medicines is advancing three programs in clinical development for subsets of patients with gastrointestinal stromal tumors, hepatocellular carcinoma and systemic mastocytosis, as well as multiple programs in research and preclinical development. For more information, please visit www.blueprintmedicines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Blueprint Medicines' strategy, business plans and focus. The words "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "project," "potential," "continue," "target" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to the delay of any current or planned clinical trials or the development of Blueprint Medicines' drug product candidates, including BLU-285 and BLU-554; Blueprint Medicines' advancement of multiple early-stage efforts; Blueprint Medicines' ability to successfully demonstrate the efficacy and safety of its drug product candidates; the preclinical and clinical results for Blueprint Medicines' drug product candidates, which may not support further development of such drug product candidates; and actions of regulatory agencies, which may affect the initiation, timing and progress of clinical trials; Blueprint Medicines' ability to develop and commercialize companion diagnostics for its current and future drug candidates, including companion diagnostics for BLU-554 with Ventana Medical Systems, Inc. and for BLU-285 with QIAGEN Manchester Limited; and the success of Blueprint Medicines' rare genetic disease collaboration with Alexion Pharma Holding and its cancer immunotherapy collaboration with F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in Blueprint Medicines' Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, as filed with the Securities and Exchange Commission (SEC) on November 10, 2016, and other filings that Blueprint Medicines may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines' views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Investor Relations:

Kristin Williams

Blueprint Medicines Corporation

617-714-6674

kwilliams@blueprintmedicines.com

Media Relations:

Rachel Hutman

W2O Group

301-801-5540

rhutman@w2ogroup.com